As filed with the Securities and Exchange Commission on November 16, 2011

Registration No. 333-178000

SECURITIES AND EXCHANGE COMMISSION

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________________________

Horizontal Marketing Corp.

 (Exact name of registrant as specified in its charter)

Nevada	2741	30-0523156
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

857 E. Southfork Drive

Draper, Utah 84040

(801) 562-3200

Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business

Paracorp Corporation

318 N Carson Street #208

Carson City, NV 89701

(888) 972-7273

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Chachas Law Group, P.C.

2445 5TH Avenue, Suite 440

San Diego, CA 92101

Telephone No.:  (619) 239-2900

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per share(2)	Proposed Maximum Aggregate of Offering Price	Amount of Registration fee
Common Stock, $0.001 Par Value	1,000,000	$0.10	$100,000	$11.46

(1)

This Registration Statement covers the resale by our selling shareholders of up to 1,000,000 shares of our common stock, par value $0.001 per share, previously issued to such selling shareholders.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded on any national exchange. The price of $0.10 per share is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Horizontal Marketing Corp. is a development stage company and currently has no operations and as such we are considered a "shell company" as that term is defined under Rule 405 of the Securities Act of 1933. Accordingly, the securities sold in this Offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April ___,  2012

1,000,000 SHARES OF COMMON STOCK

HORIZONTAL MARKETING CORP

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,000,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The selling shareholders and any broker or dealer participating in the sale of shares on behalf of the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933.

Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Horizontal Marketing Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  You should consider carefully the risks that we have described in the section entitled RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS  before deciding whether to invest in our common stock.

THE PURCHASE OF THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF HORIZONTAL MARKETING CORP. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus Is:   April __, 2012

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision..

About Our Company

We are a Nevada corporation incorporated on December 29, 2008. The company is a publishing company and operates our business through our wholly-owned subsidiary, Quiet Star Entertainment, Inc., a Utah corporation formed on December 2, 2009.  The main purpose of the Company is fourfold.  First, to find authors seeking publishers to publish their books.  Second, to provide editorial services to authors to have their books edited and made ready for publication.  Third, to print and distribute the books to major bookstore chains, independent stores, and to sell them electronically.  Fourth, to advertise the books to the general public via various means.  As of March 23, 2012, we had one employee, Bradley R. Jones (President, CEO, CFO, Secretary, and Director).  Mr. Jones has no prior experience in publishing, editing manuscripts, or contacts in the publishing field.   We intend to expand our management team and board of directors with personnel who have experience in the publishing field, however we have no agreements or understandings in place as of the date of this prospectus concerning the appointment of any additional personnel and there can be no assurance that we will be able to do so. Until such time, if ever, as we do, the success of our company will be dependent on the decisions and actions undertaken by Mr. Jones.

As of the date of this prospectus we the company has two manuscripts which it is considering and evaluating. One titled “No More Secrets” and the second titled “The Mormon Boy.”  Both of these manuscripts have been written by the company’s President and CEO, Bradley R. Jones.  We are a development stage company and have extremely limited financial resources. We have not established a source of equity or debt financing. The Company has accumulated losses of $107,576 as of December 31, 2011.  Our independent registered auditors have included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain a going concern.  We estimate that our existing capital resources are sufficient to meet our needs through June 30, 2012.  By such time we expect to be cash flowing, however if we do not meet our goals additional funding will be required to continue our operations which will require us to raise funds through the issuance of debt or equity securities.

Where You Can Find Us

Our principal executive offices are located at Horizontal Marketing Corp., 857 E. Southfork Drive, Draper, Utah 84040 and our telephone number is (801) 562-3200.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.10 was arbitrarily determined and bears no relationship to the actual value of the company and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the years ended December 31, 2011 and December 31, 2010 are derived from our audited financial statements.

	For the Year Ending December 31, 2011	For the Year Ending December 31, 2010	From Inception of the Development Stage on December 29, 2008 Through December 30, 2011
STATEMENT OF OPERATIONS

Revenues	$-	$-	$-
Cost of revenues	-	-	-
Impairment of intangible assets	-	-	25,000
General and Administrative Expenses	13,539	50,422	70,257
Net Loss	(15,510)	(59,950)	(107,576)

	December 31, 2011	December 31, 2010
BALANCE SHEET DATA

Cash	$18,673	$2,227
Total Assets	$18,673	$7,152
Total Liabilities	$2,249	$218
Stockholders' Equity	$16,424	$6,934

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.  Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated on December 29, 2008 and have a limited operating history. We have no significant financial resources and minimal revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to accelerate our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant and may need to be raised in stages. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to accelerate our plan of operations, and for accounting and legal costs to maintain and meet our compliance filings.  While we have sufficient capital on hand to complete our website, initial marketing campaign and initial review of manuscripts, we will require additional financing to expand our marketing efforts, to hire additional personnel for editing, and review of manuscripts, for camera and recording equipment for interviews, and to pay any advanced fees associated with the publishing of manuscripts.  We estimate the additional financing required for the next twelve months will be $20,000. At the current time we have not taken steps to raise such capital.  No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

WE ARE DEEMED A "SHELL COMPANY" AND AS SUCH WE ARE SUBJECT TO ADDITIONAL REPORTING AND DISCLOSURE REQUIREMENTS THAT MAY AFFECT OUR SHORT-TERM PROSPECTS TO IMPLEMENT OUR BUSINESS PLAN AND COULD RESULT IN A LOSS OF YOUR ENTIRE INVESTMENT.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet states that we have cash as our only asset; therefore, we are defined as a shell company. The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to registration statements. Additionally, the rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction together with financial information of the private operating company. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

SHARES OF OUR COMMON STOCK THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, REGARDLESS OF WHETHER SUCH SHARES ARE RESTRICTED OR UNRESTRICTED, ARE SUBJECT TO RESALE RESTRICTIONS IMPOSED BY RULE 144, INCLUDING THOSE SET FORTH IN RULE 144(I) WHICH APPLY TO A “SHELL COMPANY.” IN ADDITION, ANY SHARES OF OUR COMMON STOCK THAT ARE HELD BY AFFILIATES, INCLUDING ANY RECEIVED IN A REGISTERED OFFERING, WILL BE SUBJECT TO THE RESALE RESTRICTIONS OF RULE 144(I).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We are a development stage company. Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.  If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT ON THE PERFORMANCE AND CONTINUED SERVICES OF BRADLEY JONES. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the abilities and continued services of Bradley Jones our current sole officer and director. We currently do not have an employment agreement with Mr. Jones. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We estimate the annual associated costs associated with our public company reporting requirements to be approximately $35,000. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE ARE NOT REQUIRED TO FILE PROXY STATEMENTS PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, WHICH MAY IMPEDE YOUR ABILITY TO OBTAIN INFORMATION ABOUT OUR BUSINESS AND OPERATIONS.

Upon effectiveness of this registration statement we will be subject to Section 15(d) of the Exchange Act unless we file a Form 8A to register our common stock under Section 12 of the Securities Exchange Act of 1934. Pursuant to section 15(d) we are not required to file proxy statements. Proxy statements may be useful to investors in assessing corporate business decisions such as how management is paid and potential conflict-of-interest issues with auditors. Proxy statements may include but are not limited to:

•

Voting procedure and information;

•

Background information about the company's nominated directors including relevant history in the  company or industry, positions on other corporate boards, and potential conflicts of interest;

•

Board compensation;

•

Executive compensation, including salary, bonus, non-equity compensation, stock awards, options, and deferred compensation. Also, information is included about perks such as personal use of company transportation, travel, and tax gross-ups. Many companies will also include pre-determined payout packages if an executive leaves the company; and

•

Who is on the audit committee, as well as a breakdown of audit and non-audit fees paid to the auditor;

We are subject to section 15(d) of the Exchange Act. We may never file a Form 8A to register our common stock under Section 12 of the Securities Exchange Act of 1934.  If we do not file a Form 8A, we are not required to file proxy statements and it may impede your ability to obtain information about our business and operations which may have a negative effect on your investment.

WE ARE A SMALL COMPANY WITH LIMITED RESOURCES COMPARED TO SOME OF OUR CURRENT AND POTENTIAL COMPETITORS AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AND INCREASE MARKET SHARE.

Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors have greater name credibility with our potential customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. To be competitive, we must continue to invest significant resources in sales, marketing, and customer support. We may not have sufficient resources to make these investments which in turn will cause our business to suffer and restrict our profitability potential.

WE FACE EXPOSURE TO PLAGIARISM AND LIBEL CLAIMS.

Even though we are not the author of the works we will publish, we may face exposure if any of the authors we publish are deemed to have plagiarized another author or to have libeled a third party. As a result, we may be enjoined from selling certain works and we may have to redirect resources to defend ourselves from any such claim, which could have a material adverse effect on our business, financial condition, and operating results

DEPENDENCE ON INTELLECTUAL PROPERTY--WE DEPEND UPON BEING ABLE TO USE OUR LICENSED INTELLECTUAL PROPERTY AND PROTECT OUR OWNED INTELLECTUAL PROPERTY. DISRUPTIONS OF THE USE OF THIS INTELLECTUAL PROPERTY AND THE CONTRACTUAL REQUIREMENTS THAT WE TERMINATE THE USE OF THIS INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT OUR BUSINESS.

We rely on copyrights and, in some cases, trademarks to protect our products. We cannot assure you that we will be able to maintain or obtain the necessary copyrights or trademarks to protect our products, and if we do not, our business could suffer from others introducing similar products. Effective trademark and copyright protection may be unavailable or limited, or may not be applied for, in the United States. In addition, we have been, and may in the future be, notified of claims that our products may be infringing on trademarks, copyrights or other intellectual property rights of others. Those claims, including any litigation with respect to those claims, could result in significant expense to us and adversely affect our sales of the relevant products, whether or not the litigation is resolved in our favor.

WE FACE INCREASING COMPETITION WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON DEMAND FOR OUR INTENDED PRODUCTS AND SERVICES.

We are a small startup company and will be competing against many already established publishing companies.  There are many small companies who each have a small share of the market and there are several large companies which have been in business for years and have a large share of the market.  However, there is a growing number of authors who are looking to have their works published so the ability to find quality works to publish is not so much a concern as getting their works marketed.

IF WE ARE UNABLE TO MANAGE OUR PLANNED GROWTH, OUR OPERATIONS COULD BE ADVERSELY IMPACTED.

We expect to experience growth in the future. The management of such growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs and handset inventories, diligent management of our network infrastructure and its growth, increased spending associated with marketing activities and acquisition of new customers, the ability to attract and retain qualified management personnel and the training of new personnel. In addition, growth will eventually require the expansion of our billing, customer care and sales systems and platforms, which will require additional capital expenditures and may divert the time and attention of management personnel who oversee any such expansion. Failure to successfully manage our expected growth and development, to enhance our processes and management systems or to timely and adequately resolve any such difficulties could have a material adverse effect on our business, financial condition and results of operations. The Company anticipates it will have one to two new employees in the next year.  The Company's success will depend in large part upon its ability to retain its current employee and secure additional employees.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS, AND WE WILL NEED TO ENGAGE AND RETAIN QUALIFIED EMPLOYEES AND CONSULTANTS TO FURTHER IMPLEMENT OUR STRATEGY.

Horizontal Marketing Corp.’s operations and business strategy are completely dependent upon the knowledge and business connections of Bradley R. Jones. Mr. Jones provides management expertise. Mr. Jones is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is unlikely that we could find someone who could develop our business along the lines described herein. We will fail without the services of our President or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of our President naming us as the beneficiary when and if we obtain the resources to do so and he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

PRESENTLY, THE COMPANY’S PRESIDENT HAS OTHER OUTSIDE BUSINESS ACTIVITIES AND, AS SUCH, HE IS NOT DEVOTING ALL OF HIM TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mr. Jones currently devotes a limited number of hours, approximately 5 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Jones, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our president and chief executive officer, he is prepared to adjust his timetable to devote more time to the Company’s business. However, he may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

BECAUSE OUR MANAGEMENT HAS NO EXPERIENCE RUNNING A PUBLISHING BUSINESS, OUR BUSINESS HAS A SIGNIFICANTLY HIGHER RISK OF FAILURE.

Our management has no experience running a publishing business. Accordingly, we may not be able to recognize and take advantage of opportunities without the aid of qualified consultants. With no direct experience, management may not be fully aware of industry trends, which may impact the ability of the Company to make the most prudent decisions and choices regarding the direction of the business. Therefore, our operations, earnings, and ultimate financial success may suffer irreparable harm as a result.

 OUR SUCCESS DEPENDS, IN PART, ON OUR ABILITY TO MANAGE OUR GROWTH IN EXISTING, AND EXPANSION INTO NEW, GEOGRAPHIC TERRITORIES.

Our business depends, in part, on the steady flow of new products in new geographical markets. We are likely to incur additional costs in entering new markets, which may limit our ability to expand to, or further expand in, those areas. Our rate of growth and expansion may also be limited by some or all of the following:

•

Competition, which could increase the costs of attracting and maintaining our customers;

•

The cost of implementation and on-going administration of newly developed products and services;

•

Local laws, requirements and regulations;

•

Our inability to achieve sufficient scale of operations to cover the administration, marketing costs and start-up associated with entering new markets; and

•

Our inability to find suitable material

Our ability to manage our growth and compete effectively will depend, in part, on our success in addressing these demands and risks. Any failure by us to manage our growth effectively could have a material adverse effect on our business, financial condition or results of operations. In addition, sales of new materials in new markets may not meet expectations, and if we determine that our operations in a particular market are not expected to generate a sufficient rate of return, we may decide to exit that market, which could be costly and have an adverse effect on our financial condition and results of operations.

BECAUSE ARE PRINCIPAL PLACE OF BUSINESS IS IN DRAPER, UTAH, WE MAY BE UNABLE TO ATTRACT THE TALENT NEEDED TO EXECUTE OUR BUSINESS PLAN.

Draper, Utah is located 20 miles south of Salt Lake City, Utah. This is a significant distance from the major metropolitan cities such as New York, Houston and Los Angeles, where large publishing houses tend to reside.  While we do plan to use the internet for communication with editors and authors, our failure to attract the necessary talent due to our location can have an adverse effect on our financial condition and the value of any stock.

HORIZONTAL MARKETING CORP. AND OUR WHOLLY-OWNED SUBSIDIARY, QUIET STAR ENTERTAINMENT, INC., MAY NOT BE RECOGNIZED BY POTENTIAL AUTHORS AS PUBLISHING HOUSES

We will rely significantly on our ability to attract and retain the interest of our author clients looking to publish their works. We will compete for clients and customers with other publishing companies, both traditional publishing houses and self-publishing companies. In competing for clients and customers, we will need to effectively market ourselves and our services as a self-publishing company. Therefore, our operations, earnings, and ultimate financial success may suffer harm if we are unable to attract the attention of our author clients and customers.

OUR BOARD OF DIRECTORS HAS THE AUTHORITY, WITHOUT STOCKHOLDER APPROVAL, TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY NOT BE BENEFICIAL TO COMMON STOCKHOLDERS AND WITH THE ABILITY TO AFFECT ADVERSELY STOCKHOLDER VOTING POWER AND PERPETUATE THEIR CONTROL OVER US.

Our Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

THE COMPANY’S STOCK PRICE MAY BE VOLATILE.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending December 31, 2011, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2011. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

BRADLEY R. JONES, OUR PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, AND SECRETARY HAS NO MEANINGFUL ACCOUNTING OR FINANCIAL REPORTING EDUCATION OR EXPERIENCE AND, ACCORDINGLY, OUR ABILITY TO MEET EXCHANGE ACT REPORTING REQUIREMENTS ON A TIMELY BASIS WILL BE DEPENDENT TO A SIGNIFICANT DEGREE UPON OTHERS.

Bradley R. Jones has no meaningful financial reporting education or experience. He is and will continue to be heavily dependent on advisors and consultants to comply with the reporting requirements of a public company. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

HAVING ONLY ONE OFFICER AND DIRECTOR (THE SAME PERSON) LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR PRESIDENT.

We have only one director. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our President’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

CONFLICTS OF INTEREST MAY ARISE BASED ON THE RELATIONSHIP BETWEEN BRADLEY R. JONES AND THE COMPANY’S OPERATIONS.

Currently the Company only has one director and officer.  As such, there may be inherent conflicts of interest that arise between Bradley R. Jones and the operations of the Company. An example of such would be the fact that that Company is considering two manuscripts authored by Mr. Jones for possible publication.  Because there is only one director and officer, the company does not possess the internal controls or personnel required to evaluate and regulate the corporate opportunities that may arise between Mr. Jones and the Company's operations.  Until the Company is in the position to hire additional employees, appoint additional officers and retain additional board members, there will be little internal control and oversight to prevent such potential conflicts.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of a reporting company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of a reporting company are being made only in accordance with authorizations of management and/or directors of the reporting company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the reporting company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no public trading market for our Common Stock, and no such market may ever develop. While we intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board, there is no assurance that our application will be approved. There is no guarantee that our shares may ever be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,000,000 shares of our common stock held by 19 shareholders of our common stock which were sold in our Regulation D Rule 506 offering completed on April 27, 2011.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 23, 2012 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Chachas Land Co. Inc.(1)	40,000	40,000	0	0%
Kari B. Elison (2)	40,000	40,000	0	0%
Keith M. Elison (2)	40,000	40,000	0	0%
Wade D. Huettel	100,000	100,000	0	0%
Carol Lee Jones (3)	60,000	60,000	0	0%
Robert Nicolas Jones	40,000	40,000	0	0%
April Jones	40,000	40,000	0	0%
R. Gordon Jones (3)(4)	120,000	120,000	0	0%
Stephen D. Lipkin	40,000	40,000	0	0%
Robert B. McGraw (5)	40,000	40,000	0	0%
Erica L McGraw (5)	40,000	40,000	0	0%
Alicia Munyer	90,000	90,000	0	0%
James E. Rolfe	40,000	40,000	0	0%
Tracy E. Rolfe	40,000	40,000	0	0%
J. Anthony Rolfe	40,000	40,000	0	0%
Stephen Spencer (6)	40,000	40,000	0	0%
Wendy Spencer (6)	40,000	40,000	0	0%
Cheryl L Sulpizio (7)	50,000	50,000	0	0%
Tuva Co., LLC (8)	60,000	60,000	0	0%

(1)

George G. Chachas, a former officer and the director of the Company who resigned in January 2010, is an officer, director and shareholder of Chachas Land Co., Inc.

(2)

Kari B. Elison and Keith M. Elison are husband and wife.

(3)

Carol Lee Jones and R. Gordon Jones are husband and wife.

(4)

R. Gordon Jones was a former officer and director of the Company who resigned on January 27, 2010.

(5)

Robert B. McGraw and Erica L. McGraw are husband and wife.

(6)

Stephen Spencer and Wendy Spencer are husband and wife.

(7)

Cheryl L. Sulpizio is the wife of George G. Chachas.

(8)

George G. Chachas, a former officer and the director of the Company, is a Manager and a Member of Tuva Co., LLC.

Except as set forth above, to our knowledge, none of the selling shareholders or their beneficial owners:

•

has had a material relationship with us other than as a shareholder at any time within the past three years;

•

has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or

•

are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales,

•

transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•

through direct sales to purchasers or sales effected through agents,

•

through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•

any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

In connection with the sale of shares, the selling shareholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of shares or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

There is no assurance that the selling shareholders will sell any or all of the shares offered by them hereby.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Introduction

We were incorporated under the laws of the State of Nevada on December 29, 2008. We are authorized to issue 100,000,000 shares of common stock and 25,000,000 shares of preferred stock.

Common Stock

Our authorized capital stock consists of 100,000,000 Shares of Common Stock, $0.001 par value per Share. The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 25,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. As of the date hereof there have been no shares of Preferred Stock designated. The following is a summary of the material rights and restrictions associated with our Preferred Stock.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants & Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Colonial Stock Transfer, Inc., 66 Exchange Place, Salt Lake City, Utah 84111 and its phone number is (801) 355-5740. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board (“OTCBB”), there is no assurance that our application will be approved. An application for quotation on the OTC Bulletin Board must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"), 2) who agree to sponsor the security, and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTC Bulletin Board. In order for a security to be eligible for quotation by a market maker on the OTC Bulletin Board, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTC Bulletin Board and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 24 shareholders of our common stock.

Rule 144 Shares

As of December 31, 2011, there are 8,800,000 shares of our common stock are currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  As of December 31, 2011, 1,000,000 shares of our common stock are held by the 19 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the Company.

All of the presently outstanding shares of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company. See also the factor entitled Shareholders who hold unregistered shares of our Common Stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company,” above.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

Pursuant to and in conjunction with the private placement and sale of the 1,000,000 shares being registered hereunder, we granted registration rights to the selling shareholders.  We agree to that within 180 days of the completion of the offering under the Private Placement Memorandum we would prepare and file a registration statement on Form S-1, to register the 1,000,000 sold in the private placement for resale.

LEGAL MATTERS

The validity of the issuance of the common stock offered under this prospectus has been passed upon for us by Chachas Law Group P.C., San Diego, California.

EXPERTS

The financial statements of the Company at December 31, 2011 and 2010, included in and made a part of this document have been audited by Sadler, Gibb, and Associates, LLC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Saddler, Gibb, and Associates, LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11.  Information with Respect to the Registrant.

Organization within last five years

We are a Nevada corporation incorporated on December 29, 2008. The company is a publishing company and operates our business through our wholly-owned subsidiary, Quiet Star Entertainment Inc., a Utah corporation formed on December 2, 2009.

On December 29, 2008, the Company issued 2,000,000 shares of its common stock valued at $0.001 per share to George G. Chachas for cash and services rendered and 2,000,000 shares of its common stock valued at $0.001 per share to Gordon Jones for cash and services rendered.

On November 13, 2009 we raised $70,000 from an accredited investor through the sale of 2,800,000 shares of our common stock at $0.025 per share.

On December 15, 2009 the Company entered into that certain Acquisition Agreement and Plan of Reorganization (the “Acquisition Agreement”) to acquire 100% of the issued and outstanding shares of capital stock of Quiet Star Entertainment, Inc., a Utah corporation (“Quiet Star”) making Quiet Star a wholly-owned subsidiary of the Company.  In accordance with the terms and provisions of the Acquisition Agreement, Horizontal delivered to the Shareholders of Quiet Star 1,000,000 restricted shares of the Company’s Common Stock, $0.001 par value per share, in exchange for all of the issued and outstanding capital stock of Quiet Star owned by the Quiet Star Shareholders.    The acquisition closed on December 21, 2009. The Company accounted for this transaction as a purchase. Quiet Star had no tangible assets and no operations at the time of the acquisition, accordingly the Company recorded the value of the shares issued in the transaction as goodwill. The Company then impaired then goodwill in full due to the inability to establish the recoverability of the goodwill. As a result of the acquisition, our principal business became the business of Quiet Star, which is more fully described herein.

Subsequently we raised $25,000 in a private placement under Regulation D from 21 investors.

DESCRIPTION OF BUSINESS

General

We are a Nevada corporation incorporated on December 29, 2008.  Our business is operated through our wholly-owned subsidiary, Quiet Star Entertainment Inc., a Utah corporation formed on December 2, 2009  Bradley Jones was appointed as the President and a Director on January 27, 2010 following the acquisition of Quiet Star Entertainment, Inc.

Business Model

The main purpose of the Company is fourfold. First, to find authors seeking publishers to publish their books.  Second, to provide editorial services to authors to have their books edited and made ready for publication, including offering to purchase manuscripts, for publication by the Company.  Third, to print and distribute the books to major bookstore chains, independent stores, and to sell them electronically.  Fourth, to advertise the books to the general public via various means.

We have prepared the following timeline to reflect the anticipated plan of operations of the Company for the following 12 months.:

Phase 1 - Develop the Website and Marketing Materials (1-3 months)

During Phase 1 we intend to complete the development of our website and marketing materials to facilitate the marketing of our services. We anticipate requiring approximately $2,500 on the design and development of the Website and initial print advertising materials such as flyer’s brochures and mailers.  We estimate that Phase 1 will take approximately 3 months to complete. The company has cash on hand for to meet the capital requirements of Phase 1.  We do not foresee any reason that this phase of our anticipated activities would be delayed as we have sufficient capital to complete the development of the website and anticipated marketing materials. However, if there were a delay in the development and launching of our website or the development of marketing materials, this would cause a delay in executing our business plan.

Phase 2 - Implement Marketing Strategy (4 to 6 months)

Once the website and marketing materials have been completed we intent to commence Phase 2 which will include a marketing campaign designed to increase consumer awareness of the company and its services, to entice authors to submit their manuscripts for evaluation and review.  The marketing phase will be primarily internet driven and through the distribution and flyers and brochures in the surrounding area. We anticipate requiring approximately $5,000 to facilitate the monitoring and optimization of the website and the distribution and mailing of flyers and brochures.  The company has cash on hand for to meet the capital requirements of Phase 2.  We estimate that Phase 2 will take approximately 4 to 6 months and will, assuming our website and marketing materials have been completed in a timely manner in Phase 1.  This phase of our anticipated activities may be delayed based on the Company's failing to complete its website and produce the marketing materials in Phase 1.  However, the Company reasonably believes this phase of activity will proceed without any delay.

Phase 3 – Manuscript Review and Author Interviews (6 to 9 months)

Assuming we receive positive responses in our marketing phase and manuscripts are submitted, Phase 3 would consist of the review and evaluation of manuscripts and interviewing the submitting authors with the intent of the company being retained for editing and publishing services, and to determine if an author seeks to sell their manuscript outright.  The time and costs associated with Phase 3 will depend largely on the number, if any, manuscripts that the company receives for review and evaluation. We estimate that Phase 3 will commence shortly after the implantation of the marketing set forth in Phase 3 and that we will be receiving manuscripts for review and evaluation during months 6 through 9.  The cost incurred by the company in this phase may include the hiring of outside editors and personal with publishing experience, which can be hire on a project basis or hourly rate. We are unable to estimate the costs as it will vary widely depending on the number and nature of the manuscripts submitted.  However, we estimate that $3,000 will be a sufficient sum for the review and evaluation of three (3) manuscripts, exclusive of the two manuscripts written by the Company’s sole officer and director, which it intends proceed with its efforts to edit and publish. The company has cash on hand for to meet the capital requirements of Phase 3.  This phase of our anticipated activities may be delayed or hampered in the event that we receive no manuscripts to review and evaluate, or alternatively, if we receive an excess number of manuscripts such that we require additional personnel to review and evaluate such manuscripts, in which case we may need to raise additional capital for hiring purposes.  Additional funding will likely be in the form of debt financing or equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. We will seek out additional funds from friends, family, and business acquaintances; however, there is no guarantee that such funds will be available. If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities

Phase 4 – Representation of Authors (6 to 12 months)

Once a manuscripts has been reviewed, evaluated and the we have agreed to accept the manuscript and represent the author, or purchase a manuscript, we will enter into a contract with the authors for the purchase of the manuscript or to represent an author.  We anticipate requiring approximately $2,500 in legal fees to document the purchase of a manuscript or the representation agreement with an author. The company has cash on hand for to meet the capital requirements for engaging in the representation of 2 to 3 authors. However, if we undertake to purchase one or more manuscripts or engage in the representation for more than 2 or 3 authors, we anticipate that additional funding may be required during Phase 4.

Further, in this Phase 4, once we have been engaged by an author we will incur additional cost of associated with providing editing services, the solicitation of publishers for the publication of the manuscripts, the negotiation distribution channels, marketing and royalties on behalf of the author. We anticipate that additional funding may be required once we have been engaged to represent and author, and prior to the company generating revenue the publication and sale of a manuscript.  The amount of revenue which will depend on the nature of the agreement we are able to negotiation with, and on behalf of, the author.

Such additional funding will likely be in the form of debt financing or equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. We will seek out additional funds from friends, family, and business acquaintances; however, there is no guarantee that such funds will be available. If we do not obtain the necessary additional financing, we may not be able to purchase a selected manuscript or engage in the representation of an author which may force us to scale back our plan of operations and our business activities, and effect our reputation and credibility.

Initial Manuscripts

The company has two manuscripts which it is considering and evaluating, both of which have been written by the company’s President and CEO, Bradley R. Jones.  One titled “No More Secrets” which is about healing from abusive relationships, and the second titled “The Mormon Boy” which is about a young girl who moves with her family from Utah to New Jersey where she is required to defend and explain her religious beliefs, as a member of the Church of Jesus Christ of Latter day Saints, to her new high school classmates. The company intends on proceeding with the editing of these manuscripts and the solicitation of publishers for the publication of the manuscripts or alternatively to self publish.   Mr. Jones has agreed that all revenue, if any from these manuscripts would belong to the company.

Products and Services

The following products and services will be offered:

1.

Review and editing of previously unpublished materials - This includes not only editing of the manuscript, but a market analysis for the book, its suitability for publication, and an analysis of the marketability of the author.  For example, we might look at how well the author stands out in media interviews; how photogenic he or she is; or how the author’s background experience might help or hinder sales.  We also have to consider competition from other publishers and such things as, “When would be the best time of the year to release this book.”

2.

Publishing of new materials.  At this step, we will prep the book for market, create a cover and the jacket quotes, design the interior of the book, copyright the manuscript, set up pre-sales with major booksellers, create a release date, set a number for our initial print runs so that we can meet demand, and so on.

3.

Advertising and marketing for sale of the newly published materials will include such things as setting up author and book web sites, running online ads, sending books to reviewers, hyping and tracking reviews in newspapers and magazines, pushing author signing events, setting up book tours for authors, setting up radio and television interviews, displaying books at publisher’s book fairs, hiring publicists if they are needed.  This list here is a long one, and these include only some of the examples of things that we must do.

4.

Liquidation of secondary rights - such translation rights and movie rights.  This will require the company to set up tables at the Frankfurt Book Fair (in Frankfurt, Germany), at the London Book Fair, at Book Expo America, and other such places.  It will also require us to keep in contact with foreign literary agents, track the sales of translation rights, and so on.

The Fiction Publishing Business

Fiction publishing seems complicated but the basic idea is that a “publisher” buys the rights to intellectual properties from writers and then, in ideal circumstances, provides a number of services in return.  These services include editing, printing, distributing, marketing, and advertising for the books.

Our plan incorporates some new strategies for publishing.  These include:

A strong marketing campaign for every book published.  This campaign includes the development of an author web site, internet advertising through social networks, and conventional advertising by garnering reviews in newspapers, magazines, and on blogs on the internet.  Beyond this, we train each author in how to give an interview on camera, on the radio, and on the internet.  We use these on-camera interviews and voice recordings on the web site and blogs.  We will use SEO optimization for web sites, keep track of emerging technology and implement any applicable new technology. SEO (Search engine optimization) is the process of improving the visibility of a website or a web page in search engines. In general, the earlier (or higher ranked on the search results page), and more frequently a site appears in the search results list, the more visitors it will receive from the searchengine's users. SEO may target different kinds of search, including image search, local search, video search, academic search, news search and industry-specific vertical search engines.

1.

We will use conventional strategies to sell to major bookstore chains and to independent booksellers.

2.

We will supplement these sales by using nonconventional means to sell books.  For example, we believe that a young-adult novelist can easily sell tens of thousands of books in a single school year by making direct appearances at schools.   We will send authors on school tours during the day and have them do signings at book stores at night.  We will be able to engage in direct selling right over the internet, bypassing conventional stores and distribution techniques (which often take over 60% of the cover price for a book).  We will sell electronic books on Kindle, the Sony e-reader, and on Apple’s iPhone applications, and also market books for direct sales on the internet.   We intend on providing audio recordings of authors and/or actors reading from each book and sell these for download over the internet and through other distribution channels.

3.

Another avenue that publishers can generate additional revenue is by negotiating a percentage of intellectual property sales.  If an author sells the rights to a movie, video game, book club, or a foreign publisher, the original publisher typically receives up to 50% of any revenue.  At the same time, as the publisher we intend to negotiate the rights to publish the movie tie-in.  The potential foe revenue could be significant as even a terrible movie sells a large number of books.  For example, L. Ron Hubbard’s Battlefield Earth, which tanked at the box office, sold an additional 2 million copies, according to Joni Labaqi, the publisher of the book at Author Services in Hollywood.  If the movie does well, as Lord of the Rings did, global sales could increase a great deal.

Our approach to achieve these publishing benchmarks will be as follows:

1.

Create a publishing schedule that only handles six to eight properties in a given year.  Many publishers have a few “star” authors who make up 98% of their income, and then a huge number of “midlist” authors get published with the profits.  As a result of the changes in the distribution system for books, we do not believe that the system is effective.  Our goal will be to create six “star” authors who we will continuously publish.  There would be no midlist.  Authors who fail to perform to a certain level would not be renewed. The excess profits could be used to grow our publishing base, or to fund the development of films and videogames.

2.

Ramp up the marketing of the books six months in advance with work on training our new authors, setting up web sites, sending out review copies, and setting up book tours and signing schedules.

3.

Manage the sale of the rights to the intellectual property.  We intend on working with foreign sales agents, movie agents, and film makers to exploit those rights.  The Company could also act as an executive producer on a film, and thus pave the way to take the book to the theaters.

Potential additional revenue sources outside of the publishing side are as follows:

•

Book clubs.  Many books get sold to book clubs.  In these clubs, a secondary publisher buys the right to print a certain number of copies at a low cost, and pays both the author and the original publisher for that right.

•

Foreign Sales.  Foreign publishers in the U.K., Germany, France, Russia, and other countries often buy the rights to publish in those countries.  In some cases, the advances that an author receives in foreign countries are dwarfed by the money made in the U.S.

•

Movie rights.  There is a potential to generate revenue on movie options and rights, and by printing the movie novelizations and tie-ins.

•

Video game rights/toy rights/and other forms of media and merchandise tie-in’s.

 Competitors

The publishing industry is intensely competitive. Some of our competitors may have significantly greater financial and marketing resources, name recognition, as well as greater experience in the industry than we have. Our publishing services and marketing plan may not be competitive with other similar publishing companies. In addition, due to the process, which can be lengthy, to have a publishing house review a manuscript, accept the same, edit and published, many authors may choose to self-publish their manuscripts and to take advantage of the many self-publishing software applications and programs that are being offered.

The Company believes that its process for bringing a work to publication and the services it has developed have important advantages over the major players in the publishing industry. We intend to shorten the review, acceptance and editing process, and plan on publishing only a few novels at a time and to put a strong marketing effort toward each one.  We plan on using some innovative techniques that go well beyond the range of what the major publishers are doing and integrate where possible the self-publishing tools available to assist the authors having their manuscripts published and in the market place, thus build author support and loyalty, so that as our authors will view and see us as an invaluable asset.

Timeline of Anticipated Operational Milestones

In this section we outline our plan of operation for the remainder of the fiscal year and the first six (6) months of the next fiscal year.

Remainder of the fiscal year:

•

Completion of SEC registration and compliance

•

Website development: finalize branding

•

Prepare advertising and marketing materials

•

Compiling target list of potential customers

First six months of the next fiscal year:

•

Establishing key people and points of contact

•

Start date for marketing activities

Task 1: Legal procedures: SEC Registration and compliance

•

Complete filing Registration Statement on Form S-1

•

Following effectiveness seek market maker to submit for quotation on OTCBB

Task 2: Website Development

•

Retain Website design team

•

Test and finalize implementation of branding with website.

Task 3: Work on Marketing Plan

•

Decide initial marketing channels and strategy

•

Compile target market and audience

•

Implement direct mail and web blast for initial launch of Company services

At this time, neither the Company nor management have any plans, or have entered into any discussions, written or unwritten, with any third-party relating to any merger acquisitions or business combination transactions. The Company and its Management are committed to the foregoing plan of operations and will use all reasonable means to effectuate the Company's business plan.

Government Regulations

The Company is not aware of any other governmental regulations now in existence or that may arise in the future that would have an effect on the business of the Company.

Employees

As of the filing of this Registration Statement, we had one employee, Bradley R. Jones, our President, Chief Executive Officer, Secretary and Director. Mr. Jones devotes a limited about of time per week to us. There is no written employment contract or agreement. If and when revenues and orders for our services begin, Mr. Jones will devote the amount of additional time necessary to provide the publishing services to individuals and companies on a timely basis. The Company anticipates it will have one to two new employees in the next year.  The Company's success will depend in large part upon its ability to retain its current employee and secure additional employees.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officers' home as our corporate headquarters, this space is located at 857 East Southfork Drive Draper, Utah, 84020, and our telephone number is (801) 597-3049. We are currently using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

LEGAL PROCEEDINGS

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•

No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•

The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•

Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o

Engaging in any type of business practice; or

o

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•

Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings, or to be associated with persons engaged in any such activity;

•

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•

Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o

Any Federal or State securities or commodities law or regulation; or

o

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Additionally, we know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports and other information with the SEC. Upon effectiveness of this registration statement we will be subject to Section 15(d) of the Exchange Act and we will not be required to file proxy statements. Reports and other information along with this registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

HORIZONTAL MARKETING CORP.

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

C O N T E N T S

SADLER, GIBB & ASSOCIATES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Horizontal Marketing Corp.

(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Horizontal Marketing Corp., as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from inception on December 29, 2008 through December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Horizontal Marketing Corp., as of December 31, 2011 and 2010, and the results of their consolidated operations and their cash flows for the years then ended and for the period from inception on December 29, 2008 through December 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had accumulated losses of $107,576 as of December 31, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

March 21, 2012

HORIZONTAL MARKETING CORP.

(A Development Stage Company)

Consolidated Balance Sheets

ASSETS

	December 31,	December 31,
	2011	2010

CURRENT ASSETS

Cash	$18,673	$2,227
Refundable deposits	-	4,925

Total Current Assets	18,673	7,152

TOTAL ASSETS	$18,673	$7,152

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$55	$-
Accounts payable - related parties	2,194	218

Total Current Liabilities	2,249	218

STOCKHOLDERS' EQUITY

Preferred stock: $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value, 100,000,000 shares authorized, 8,800,000 and 7,800,000 shares issued and outstanding, respectively	8,800	7,800
Additional paid-in capital	115,200	91,200
Deficit accumulated during the development stage	(107,576)	(92,066)

Total Stockholders' Equity	16,424	6,934

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,673	$7,152

The accompanying notes are an integral part of these consolidated financial statements

HORIZONTAL MARKETING CORP.

(A Development Stage Company)

Consolidated Statements of Operations

			From Inception of
			the Development
			Stage on December
	For the Year Ended		29, 2008 Through
	December 31,		December 31,
	2011	2010	2011

REVENUES	$-	$-	$-

OPERATING EXPENSES

Impairment of intangible assets	-	-	25,000
Professional fees	13,539	50,422	70,257
General and administrative	1,971	9,528	12,319

Total Operating Expenses	15,510	59,950	107,576

LOSS FROM OPERATIONS	(15,510)	(59,950)	(107,576)

INCOME TAX EXPENSE	-	-	-

NET LOSS	$(15,510)	$(59,950)	$(107,576)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	8,609,973	7,800,000

The accompanying notes are an integral part of these consolidated financial statements

HORIZONTAL MARKETING CORP.

(A Development Stage Company)

Consolidated Statements of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance at inception of the development stage on December 29, 2008	-	$-	$-	$-	$-

Common stock issued for services	3,000,000	3,000	-	-	3,000

Common stock issued for cash	1,000,000	1,000	-	-	1,000

Net loss for the year ended December 31, 2008	-	-	-	(3,500)	(3,500)

Balance December 31, 2008	4,000,000	4,000	-	(3,500)	500

Common stock issued for cash	2,800,000	2,800	67,200	-	70,000

Common stock issued for acquisition of subsidiary	1,000,000	1,000	24,000	-	25,000

Net loss for the year ended December 31, 2009	-	-	-	(28,616)	(28,616)

Balance, December 31, 2009	7,800,000	7,800	91,200	(32,116)	66,884

Net loss for the year ended December 31, 2010	-	-	-	(59,950)	(59,950)

Balance, December 31, 2010	7,800,000	7,800	91,200	(92,066)	6,934

Common stock issued for cash	1,000,000	1,000	24,000	-	25,000

Net loss for the year ended December 31, 2011	-	-	-	(15,510)	(15,510)

Balance, December 31, 2011	8,800,000	$8,800	$115,200	$(107,576)	$16,424

The accompanying notes are an integral part of these consolidated financial statements

HORIZONTAL MARKETING CORP.

(A Development Stage Company)

Consolidated Statements of Cash Flows

			From Inception
			on December 29,
	For the Year Ended		2008 Through
	December 31,		December 31,
	2011	2010	2011

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(15,510)	$(59,950)	$(107,575)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	-	-	3,000
Impairment of intangible assets	-	-	25,000
Changes in operating assets and liabilities:
Refundable deposits	4,925	39,950	-
Accounts payable	55	-	55
Accounts payable - related parties	1,976	(1,127)	2,194

Net Cash Used in Operating Activities	(8,554)	(21,127)	(77,326)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued for cash	25,000	-	96,000

Net Cash Provided by Financing Activities	25,000	-	96,000

NET INCREASE (DECREASE) IN CASH	16,446	(21,127)	18,674

CASH AT BEGINNING OF PERIOD	2,227	23,354	-

CASH AT END OF PERIOD	$18,673	$2,227	$18,674

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:

Common stock issued for subsidiary	$-	$-	$25,000

The accompanying notes are an integral part of these consolidated financial statements

HORIZONTAL MARKETING CORP.

 (A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Nature of Business

Horizontal Marketing , Inc., (“The Company”), was incorporated in the state of Nevada on December 29, 2008 for the purpose of providing marketing services to companies and individuals. The Company is a development stage enterprise and has not yet realized any revenues from operations. The Company’s efforts, to date, have focused primarily on the development and implementation of our business plan.

On December 15, 2009 the Company entered into an agreement to acquire 100% of the issued and outstanding shares of capital stock of Quiet Star Entertainment, Inc., a Utah corporation (“Quiet Star”) making Quiet Star a wholly-owned subsidiary of the Company.  The Company accounted for this transaction as a purchase. Quiet Star had no tangible assets and no operations at the time of the acquisition, accordingly the Company recorded the value of the shares issued in the transaction as goodwill. The Company then impaired then goodwill in full due to the inability to establish the recoverability of the goodwill.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Reclassification

Certain balances in previously issued financial statements have been reclassified to be consistent with the current period presentation

Principles of Consolidation

The accompanying consolidated financial statements for the year ended December 31, 2011 and 2010 include the accounts of the Company and its subsidiaries, Quiet Star, Inc.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Financial instruments, including cash and accrued expenses and other liabilities are carried at amounts, which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest, which are consistent with market rates.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $-0- and $-0- during the years ended December 31, 2011 and 2010, respectively.

HORIZONTAL MARKETING CORP.

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company will determine its revenue recognition policies upon commencement of principle operations.

Provision for Taxes

The Company applies ASC 740, which requires the asset and liability method of accounting for income taxes.  The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

The Company adopted ASC 740, at the beginning of fiscal year 2008. This interpretation requires recognition and measurement of uncertain tax positions using a “more-likely-than-not” approach, requiring the recognition and measurement of uncertain tax positions. The adoption of ASC 740 had no material impact on the Company’s financial statements.

Loss per Common Share

Basic earnings (loss) per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share include the dilutive effect, if any, from the potential exercise of stock options using the treasury stock method. At December 31, 2011 and 2010, the Company had no dilutive common equivalent shares.

	For the Year ended December 31, 2011	For the Year ended December 31, 2010
Loss (numerator)	$(15,510)	$(59,950)
Shares (denominator)	8,609,973	7,800,00.
Per share amount	$(0.00)	$(0.01)

Cash and Cash Equivalents

The Company considers all highly liquid investment with an original maturity of three months or less to be cash equivalents. At December 31, 2011 and 2010, cash and cash equivalents include cash on hand and cash in the bank.

Concentration of Credit Risk

The Company maintains its operating cash balances in a commercial bank.  The Federal Depository Insurance Corporation (FDIC) insures accounts at each institution up to $250,000.

Stock-based compensation.

The Company has adopted ASC 718 effective January 1, 2006 using the modified prospective method. Under this method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718.

As of December 31, 2011, the Company has not issued any share-based payments to its employees.

HORIZONTAL MARKETING CORP.

 (A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year end.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs which raises substantial doubt regarding its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

From time to time, the Company receives legal and accounting services from related parties.   At December 31, 2011 and 2010 the Company owed $2,194 and $ 218, respectively to these related parties for services performed.

NOTE 5 - COMMON STOCK

The Company has 100,000,000 common shares authorized at par value of $0.001 and 8,800,000 shares issued and outstanding as of December 31, 2011.  The following is a list of all issuances of the Company’s common stock:

HORIZONTAL MARKETING CORP.

 (A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 5 - COMMON STOCK (CONTINUED)

On November 13, 2009 the Company sold 2,800,000 shares of its common stock for cash at $0.025 per share for total cash of $70,000.

On December 21, 2009 the Company issued 1,000,000 shares of its common stock valued at $0.025 per share to purchase a subsidiary.

During the year ended December 31, 2011 the Company issued 1,000,000 shares of common stock to various investors at $0.025 per share for total cash proceeds of $25,000.

NOTE 6 – ACQUISITION OF SUBSIDIARY

On December 15, 2009 the Company entered into an Acquisition Agreement and Plan of Reorganization (the “Agreement”) to exchange 10,000,000 shares of the Company’s common stock in exchange for all 100,000,000 issued and outstanding shares of capital stock of Quiet Star Entertainment, Inc., a Utah corporation (“Quiet Star”).

As part of this acquisition, the Company recorded $25,000 to recognize the fair market value of Quiet Star’s assets.  As of December 31, 2009, the Company analyzed the carrying value of its intangibles assets and determined that due to no previous operating history and the uncertainty of future cash flows to impair the value of its goodwill to $-0-.  For the year ended December 31, 2009, the Company recognized an impairment expense of $25,000.

NOTE 7 – INCOME TAXES

Income Taxes

Net deferred tax assets consist of the following components as of December 31, 2011 and 2010:

		December 31, 2011		December 31, 2010
Net operating loss carryover		$36,576		$31,302)
Stock issued for services		(1,020)		(1,020)
Impairment expense		(8,500)		(8,500)
Valuation allowance		(27,056)		(21,782)
Net deferred tax asset	$	-)	$	-)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income from continuing operations for the periods ended December 31, 2011 and 2010.

		December 31, 2011		December 31, 2010
Book income		$(5,273)		$(20,383)
Valuation allowance		5,273		20,383
Net deferred tax asset	$	-)	$	-)

HORIZONTAL MARKETING CORP.

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 7 – INCOME TAXES (CONTINUED)

At December 31, 2011, the Company had net operating loss carry forwards of approximately $79,576 that may be offset against future taxable income through 2031.  No tax benefit has been reported in the December 31, 2011, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. A change in ownership may limit net operating loss carry forwards in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and there are no material subsequent events to report.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF HORIZONTAL MARKETING CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

Results of Operations

For the Years ended December 31, 2011 and 2010

We have not realized revenues during the years ended December 31, 2011 or 2010. We incurred operating expenses of $15,510 compared to $59,950 during the years ended December 31, 2011 and 2010, respectively. Our operating expenses during 2011 and 2010 were primarily professional fees. During 2011 we incurred $7,514 of accounting fees compared to $10,472 in 2010.  During 2011 we incurred $6,025 of legal fees compared to $39,950 in 2010. The 2010 legal fees were higher due to costs incurred in the acquisition of Quiet Star and the preparation of the private placement memorandum to raise working capital. We expect our monthly operating costs to be approximately $1,500 per month until we commence our revenue generating activities.

We realized a net loss of $15,510 for 2011 compared to a net loss of $59,950 in 2010.  This translates to a loss per share of $(0.00) in 2011 compared to $(0.01) in 2010.

Liquidity and Capital Resources

For the Years ended December 31, 2011 and 2010

We used $8,554, of cash for operating activities during the year ended December 31, 2011 compared to $21,127 during 2010. The cash was used to pay our operating expenses.

We received $25,000 of cash from the sale of common stock during the year ended December 31, 2011 compared with $-0- of cash from the sale of common stock during the year ended December 31, 2010. This left us with cash of $18,673, as of December 31, 2011.

We estimate that our existing capital resources are sufficient to meet our needs through June 30, 2012.  By such time we expect to be cash flowing, however if we do not meet our goals additional funding will be required to continue our operations which will require us to raise funds through the issuance of debt or equity securities.

Our independent auditors have qualified their opinion for the year ended December 31, 2011 and 2010 to indicate that substantial doubt exists regarding our ability to continue as a going concern. If we are unable to commence revenue producing activities by June 2011 we may be required to raise additional operating capital through the sale of our common stock.

Critical Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, Quiet Star, Inc.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Financial instruments, including cash and accrued expenses and other liabilities are carried at amounts, which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest, which are consistent with market rates.

Revenue Recognition

The Company will determine its revenue recognition policies upon commencement of principle operations.

Stock-based compensation.

The Company has adopted ASC 718 effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon Sadler, Gibb, and Associates, LLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our current director and executive officer, Bradley R. Jones. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or him successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors.

Name	Age	Position
Bradley R. Jones	55	President, CEO, CFO, Secretary, Treasurer and Director

Bradley R. Jones

Mr. Jones graduated with a Bachelor of Science in Agronomy, Master of Science in Soil Microbiology and a Juris Doctorate.  Upon graduation from law school, Mr. Jones returned to Idaho where he passed the Idaho Bar examination, then took his first job in Nebraska where he worked with a company dealing with water and environmental legal issues.  After one and a half years in Nebraska, Mr. Jones moved to Utah where he took a job as an associate in a small law firm.  He soon became a partner in the firm where he maintained a successful practice in real estate law and civil litigation.  After 10 years, with a growing practice, Mr. Jones became the founding member of a new firm, Poulsen and Jones, P.C. where his practice continued to grow.  In 2004 Mr. Jones became in-house counsel to a large real estate acquisition and management company.  In 2006, he left to start Bradley R. Jones, P.C. where he has continued to maintain a civil litigation practice for the past 5 years.  In 2011, he partnered with attorney David A. Wilde and changed his firm name to Jones & Wilde, P.C.  Mr. Jones has served voluntarily on the Draper City Board of Adjustments with duties to adjudicate appeals from the Draper City Planning and Zoning Commission.  He has served for over 24 years as a leader in Boy Scouts and Varsity Scouts helping many young men receive their rank of Eagle Scout, including all of his 5 sons. He has been an adjunct professor and instructor teaching environmental law classes at Brigham Young University.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us for the company’s last completed fiscal year in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(g)	(i)	(j)
Bradley R. Jones (1)	President, CEO, CFO, Treasurer and Secretary	2011	$-0-	-0-	-0-	-0-	-0-	-

There is no employment contract with Mr. Jones at this time; nor are there any agreements for compensation in the future. Mr. Jones’ compensation amounts will be more formalized if and when the Company begins to generate revenues.

Option Grants Table.

There were no individual grants of stock options to purchase our common stock made through March 23, 2012.

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Bradley R. Jones, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Jones collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Code of Ethics

Effective as of the date hereof, the Board of Directors has not adopted a Code of Ethics for our directors, officers and employees.

Committees of the Board of Directors

Currently, Horizontal Marketing Corp. has no committees of the Board of Directors. Concurrent with having sufficient members and resources, our board of directors will establish one or more committees, such as an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any new stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

Our Director will be reimbursed by us for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, we do not have an independent director as of March 23, 2012. The OTCBB on which we plan to have our shares of common stock quoted does not have any director independence requirements.

No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and director (the same person) and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at  March 23, 2012, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of March 23, 2012, we had 8,800,000 shares of common stock issued and outstanding.

Title of class	Name, Title, and Address of Beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Bradley R. Jones (President) 857 E. Southfork Drive Draper, UT 84040	1,000,000	11.36%
Common Stock	George G. Chachas 2445 5th Avenue, Suite 440 San Diego, CA 92101	2,100,000(2)	23.86%
Common Stock	Gordon Jones 1393 North Bennett Circle Farmington, UT 84025	2,180,000(3)	24.77%
Common Stock	Wilmark of Nevada, Inc. 1393 North Bennett Circle Farmington, UT 84025	2,800,000	31.82%
Common Stock	All Directors and Executive Officers (1 person)	1,000,000	11.36%

(1)

Based upon 8,800,000 shares outstanding as of  March 23, 2012.

(2)

Includes 2,000,000 shares of which Mr. Chachas has direct beneficial ownership of, 60,000 shares which are held by TUVA Co., LLC, of which Mr. Chachas is a member and a Manager, and 40,000 shares held by Chachas Land Co., Inc., a corporation of which Mr. Chachas owns a 33.33% interest and is an officer and director.

(3)

Includes 2,120,000 shares of which Mr. Jones has direct beneficial ownership of, and 60,000 shares owned of record and beneficially by Mr. Jones’ wife.

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 29, 2008, the Company issued 2,000,000 shares of its common stock valued at $0.001 per share to George G. Chachas for cash and services rendered and 2,000,000 shares of its common stock valued at $0.001 per share to Gordon Jones for cash and services rendered. At the time of issuance Messrs. Chachas and Jones were officers and directors of the Company.  Both resigned on January 27, 2010 following the acquisition of Quiet Star Entertainment Inc., and the appointment of Bradley Jones as a director, President and CFO of the Company.

On December 15, 2009 the Company entered into that certain Acquisition Agreement and Plan of Reorganization (the “Acquisition Agreement”) to acquire 100% of the issued and outstanding shares of capital stock of Quiet Star Entertainment, Inc., a Utah corporation (“Quiet Star”) making Quiet Star a wholly-owned subsidiary of the Company.  In accordance with the terms and provisions of the Acquisition Agreement, Horizontal delivered to the Shareholders of Quiet Star 1,000,000 restricted shares of the Company’s Common Stock, $0.001 par value per share, in exchange for all of the issued and outstanding capital stock of Quiet Star owned by the Quiet Star Shareholders.  Mr. Bradley Jones, the current director, President and CFO of the Company is the owner of these 1,000,000 shares.

COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PROSPECTUS

HORIZONTAL MARKETING CORP.

1,000,000 SHARES OF COMMON STOCK

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ____________, 2012, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of this Prospectus is:   April __, 2012

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance And Distribution

Securities and Exchange Commission registration fee	$2.90
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$500
Accounting fees and expenses	$5,000
Legal fees and expense	$25,000
Blue Sky fees and expenses	$300
Miscellaneous	$1,500
Total	$32,202.90

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers

See “Commission Position on Indemnification of Securities Act Liabilities” above.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception.

We were incorporated in the State of Nevada on December 29, 2008.   On December 29, 2008, the Company issued 2,000,000 shares of its common stock valued at $0.001 per share to George G. Chachas for cash and services rendered to the Company valued at $4000 and 2,000,000 shares of its common stock valued at $0.001 per share to Gordon Jones for cash and services rendered to the Company valued at $4000.   These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On November 13, 2009 the Company sold 2,800,000 shares of its common stock to an accredited investor for cash at $0.025 per share for total cash of $70,000. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 as they were transactions by an issuer not involving a public offering, no underwriters we used and no commissions were paid.

On December 15, 2009 the Company entered into that certain Acquisition Agreement and Plan of Reorganization (the “Acquisition Agreement”) to acquire 100% of the issued and outstanding shares of capital stock of Quiet Star Entertainment, Inc., a Utah corporation (“Quiet Star”) making Quiet Star a wholly-owned subsidiary of the Company.  In accordance with the terms and provisions of the Acquisition Agreement, Horizontal delivered to the Shareholders of Quiet Star 1,000,000 restricted shares of the Company’s Common Stock, $0.001 par value per share, in exchange for all of the issued and outstanding capital stock of Quiet Star, consisting of 10,000,000 shares of common stock, $0.001 par value, owned by the Quiet Star Shareholders.  The acquisition closed on December 21, 2009. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 as they were transactions by an issuer not involving a public offering.

On April 7, 2011 we completed a Regulation D Rule 506 offering in which we sold 1,000,000 shares of common stock to 21 investors, at a price per share of $0.025 per share for aggregate proceeds of $25,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name	Number of Shares
Chachas Land Co. Inc.	40,000
Kari B. Elison	40,000
Keith M. Elison	40,000
Wade D. Huettel	100,000
Carol Lee Jones	60,000
Robert Nicolas Jones	40,000
April Jones	40,000
R. Gordon Jones	120,000
Stephen D. Lipkin	40,000
Robert B. McGraw	40,000
Erica L McGraw	40,000
Alicia Munyer	90,000
James E. Rolfe	40,000
Tracy E. Rolfe	40,000
J. Anthony Rolfe	40,000
Stephen Spencer	40,000
Wendy Spencer	40,000
Cheryl L Sulpizio	50,000
Tuva Co., LLC	60,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)

No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)

At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)

Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)

The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)

None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed on April 7, 2011 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
2.1	Acquisition Agreement and Plan of Reorganization dated December 15, 2009
2.2	First Amendment to Acquisition Agreement and Plan of Reorganization
3.1	Articles of Incorporation of Horizontal Marketing Corp.
3.2	Bylaws of Horizontal Marketing Corp.
5.1	Opinion of Chachas Law Group, P.C.
21.1	Subsidiaries of the Registrant
23.1	Consent of Saddler, Gibb, and Associates, LLCs
23.2	Consent of Chachas Law Group, P.C. (included in Exhibit 5.1)

ITEM 17.

UNDERTAKINGS

(A)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)

The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(C)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Draper, State of Utah on March 28, 2012.

HORIZONTAL MARKETING INC.

/s/ Bradley R. Jones

By: Bradley R. Jones

Title: President and Chief Executive Officer

/s/ Bradley R. Jones

By: Bradley R. Jones

Title: Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Bradley R. Jones	Bradley R. Jones,	March 28, 2012
President and Chief Executive Officer
Principal Financial and Accounting Officer
Director
Signature	Name and Title	Date

EXHIBIT INDEX

Exhibit Number	Description
2.1	Quiet Star Acquisition Agreement(1)
2.2	First Amendment to Quiet Star Acquisition Agreement(1)
3.1	Articles of Incorporation of Horizontal Marketing Corp.(1)
3.2	Bylaws of Horizontal Marketing Corp.(1)
5.1	Opinion of Chachas Law Group, P.C.(2)
21.1	Subsidiaries of the Registrant(1)
23.1	Consent of Saddler, Gibb, and Associates, LLC(2)

_____________________________________________________________________________________________

(1)

Incorporated by reference to our Registration Statement on Form S-1 filed on November 16, 2011

(2)

Incorporated by reference to our Amendment No. 1 of Registration Statement on Form S-1 filed on January 31, 2012.